SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 4, 2004

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

        Texas                       0-19797                    74-1989366
      (State of                 (Commission File              (IRS Employer
    incorporation)                  Number)               Identification Number)

                          601 N. Lamar Blvd., Suite 300
                               Austin, Texas 78703
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (512) 477-5566

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act

[_]   Soliciting material pursuant to Rule 14a-12 of the Exchange Act

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Patrick  Bradley and Scott  Allshouse were named Regional  Presidents of the
Company's   Midwest  and  South  Regions,   respectively.   We  announced  these
appointments in our press release dated November 4, 2004.

      Set forth below is biographical  information regarding Mr. Bradley and Mr.
Allshouse:

Mr. Bradley joined the Company in 1993. Prior to becoming regional vice president of the Southern Pacific region in 1998, he held various store team leader positions with the Company and with Mrs. Gooch's Natural Foods Markets, Inc. which was acquired by the Company in 1993.

Mr. Allshouse joined the Company in 2000 and was store team leader of two stores prior to his becoming regional vice president of the South region in 2001. Prior to joining the Company, Mr. Allshouse was the store director for a County Market, Shop `n Save store from 1994 to 2000.

Item 7.01. Regulation FD Disclosure.

On November 4, 2004, we issued a press release regarding the developments described in Item 5.02(c) above. A copy of the press release is furnished herewith as Exhibit 99.1.


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      Whole Foods Market 601 N. Lamar #300 Austin, Texas 78703 512.477.4455
                         http://www.wholefoodsmarket.com
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

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits.

      Exhibit 99.1--    Press release, dated November 4, 2004


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WHOLE FOODS MARKET, INC.

Date: November 4, 2004                 By:  /s/ Glenda Flanagan.
                                            ---------------------------------
                                            Glenda Flanagan
                                            Executive Vice President and
                                            Chief Financial Officer


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      Whole Foods Market 601 N. Lamar #300 Austin, Texas 78703 512.477.4455
                         http://www.wholefoodsmarket.com
                                      - 3 -